Exhibit 24

UBS GROUP AG

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned does hereby make, constitute and appoint each of David Kelly, Jordan Schiffman, John Tomaszewski, and Sarah Starkweather, and each of them, each with full power to act without the others, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities, to sign the registration statements on Form S-8 relating to the registration of ordinary shares of UBS Group AG to be issued under the terms of the UBS 401(k) Plan and the UBS Financial Services of Puerto Rico Savings Plus Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that his or her said attorneys-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

Name	Title

/s/ Sergio P. Ermotti Sergio P. Ermotti	Group Chief Executive Officer (principal executive officer)

/s/ Kirt Gardner Kirt Gardner	Group Chief Financial Officer (principal financial officer)

/s/ Todd Tuckner Todd Tuckner	Group Chief Accounting Officer (principal accounting officer)

/s/ Axel A. Weber Axel A. Weber	Chairman and Member of Board of Directors

/s/ Michel Demaré Michel Demaré	Independent Vice Chairman and Member of Board of Directors

/s/ David Sidwell David Sidwell	Senior Independent Director

/s/ Reto Francioni Reto Francioni	Member of Board of Directors

/s/ Ann F. Godbehere Ann F. Godbehere	Member of Board of Directors

/s/ William G. Parrett William G. Parrett	Member of Board of Directors

/s/ Isabelle Romy Isabelle Romy	Member of Board of Directors

/s/ Beatrice Weder di Mauro Beatrice Weder di Mauro	Member of Board of Directors

/s/ Dieter Wemmer Dieter Wemmer	Member of Board of Directors

/s/ Joseph Yam Joseph Yam	Member of Board of Directors

Dated December 22, 2016